Exhibit 11

     COMPUTATION OF EARNINGS PER SHARE
      LILLY INDUSTRIES, INC. AND SUBSIDIARIES
      (In thousands, except per share data)
                                               Year Ended November 30
                                               1994           1993         1992
      Primary:
        Average shares outstanding - -
          Note A                                22,660         22,383       22,715

        Net Income                             $23,302        $16,155      $12,706
        Net Income per common share - -
          Note A                                 $1.03          $0.72        $0.56
                                               =======        =======      =======
        Average shares outstanding - -
          Note A                                22,660         22,383       22,715
        Dilutive stock options based
           on treasury stock method
           using average market
           price - - Note A                        571            579          333
                                               -------        -------      -------
                                                23,231         22,962       23,048
                                               =======        =======      =======
        Net Income                             $23,302        $16,155      $12,706
        Net Income per common
           and common equivalent
           share - - Note A                      $1.00          $0.70        $0.55
                                               =======        =======      =======
      Fully diluted:
        Average shares outstanding - -
          Note A                                22,660         22,383       22,715
        Dilutive stock options based
           on treasury stock method
           using  the higher of year end,
           quarter end or average market
           price - - Note A                        590            740          474
                                               -------        -------      -------
                                                23,250         23,123       23,189
                                               =======        =======      =======
        Net Income                             $23,302        $16,155      $12,706
        Net Income per common
           and common equivalent
           share - - Note A                      $1.00          $0.70        $0.55
                                               =======        =======      =======



      Note A - - Amounts have been adjusted to recognize the effect of all stock splits and stock dividends through November 30, 1994.